Exhibit 99.1

TWENTY ONE

111 Congress Avenue, Suite 500

Austin, Texas 78701, United States

Twenty One Capital Appoints Raphael Zagury as Chief Executive Officer

Mr. Zagury to Lead Company's Next Phase of Building a Bitcoin-Native Operating Company

XXI Unveils Refreshed Strategic Priorities Focused on Cash Flow Generation and Disciplined Capital Allocation

AUSTIN, Texas – July 21, 2026 – Twenty One Capital, Inc. (“Twenty One” or “XXI”) (NYSE: XXI) today announced that its Board of Directors has appointed Raphael Zagury as Chief Executive Officer, effective July 20. Mr. Zagury succeeds Jack Mallers, who is stepping down to focus on Strike during its next phase of growth. He and Mr. Mallers are working together to ensure an orderly transition.

Mr. Zagury founded and leads the team managing Elektron Energy (“Elektron”), a large-scale Bitcoin mining and infrastructure company recognized as one of the largest and most efficient Bitcoin operating businesses in the world. He began his career on Wall Street, serving roles including as a Managing Director at Deutsche Bank and Merrill Lynch and a Vice President at Goldman Sachs. He went on to co-found the boutique investment bank One Partners, and later co-founded OpenCo, at the time one of Brazil's largest fintech lenders, where as CFO he led capital raises backed by SoftBank, IFC, and LTS Investments. He holds an MBA from Yale University and a B.A. in Economics from IBMEC.

Mr. Zagury has served as an independent director of the Board and as interim chair of its Audit Committee, as well as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Although he has resigned from each committee, effective July 15, Mr. Zagury will continue on the Board as a director.

“Twenty One holds one of the largest Bitcoin balance sheets in the public markets,” said Raphael Zagury, Chief Executive Officer of Twenty One Capital. “My job is to build the operating company around it, with the discipline, governance, and executional rigor of an institution. I believe our business will perform best when we also focus on the cash flow we generate and the rigor with which we allocate capital, not only by the Bitcoin we hold.”

Paolo Ardoino, CEO of Tether and Twenty One Capital Board Member added, “On behalf of the Board of Directors, I would like to thank Jack for his vision and leadership in founding Twenty One Capital, and for guiding the Company through its business combination and successful listing on the New York Stock Exchange in December 2025.”

“I’m grateful to everyone at XXI and everyone who believed in what we built,” said Jack Mallers. “Serving Bitcoiners has always been the mission, and that doesn't change. Strike is where I carry it forward.”

Refreshed Strategic Priorities

Twenty One's strategy is focused on building a Bitcoin-native operating company by combining disciplined capital allocation with investments in operating businesses, capital markets capabilities, and Bitcoin-based financial services. To execute this strategy and drive long-term shareholder value, the Company is focused on five strategic priorities:

●	Corporate Structure and Governance: Continue to build the organizational, governance, reporting, and control infrastructure of an institutional-grade public company, and set the foundation required to responsibly steward one of the largest Bitcoin balance sheets in the public markets and to earn the trust of long-term shareholders.

●	Operating Businesses: Build and acquire high-quality operating businesses that leverage Twenty One's balance sheet while maintaining disciplined capital allocation at the parent company and create a long-term ownership model inspired by Berkshire Hathaway that is built on long-term-duration capital and disciplined reinvestment.

●	Capital Markets: Expand the Company's capital markets capabilities through new financing structures and, over time, develop Bitcoin-backed financial products supported by durable operating cash flows.

●	Mergers & Acquisitions: Apply a disciplined acquisition framework in which the expected return on any acquisition of businesses, infrastructure, or talent is accretive, using Bitcoin as the Company's investment benchmark.

●	Lending and Credit: Build a Bitcoin-native lending and credit platform that enables Bitcoin holders to access liquidity without selling their assets while generating attractive risk-adjusted returns.

Transaction Update

As previously announced on April 29, 2026, Twenty One was contemplating an operating strategy centered on the potential consolidation of Twenty One, Strike, and Elektron Energy into a single Bitcoin-native platform spanning financial services, mining infrastructure, capital markets, and treasury. In connection with today's leadership transition, Twenty One confirmed that Strike plans to remain a standalone business and is no longer being considered for a business combination with Twenty One. The proposed combination of Twenty One Capital with Elektron remains under evaluation and if Twenty One pursues any acquisition of Elektron, any such transactions would constitute related person transactions that would be subject to review and approval in accordance with our related person transaction policy and applicable provisions of the Texas Business Organizations Code. The proposed transaction remains at a preliminary stage, and there is no assurance that a definitive agreement will be signed or that any transaction will be approved or completed.

About Twenty One

Twenty One is a Bitcoin-focused operating company. Designed to pair one of the largest Bitcoin treasuries in the public markets with operating businesses, Twenty One aims to provide shareholders with direct, capital-efficient exposure to Bitcoin through a growing Bitcoin-native platform. For more information, visit https://investors.xxi.money/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Twenty One's leadership transition; its ability to build a Bitcoin-native operating company by combining disciplined capital allocation with investments in operating businesses, capital markets capabilities, and Bitcoin-based financial services; the metrics Twenty One will use to measure its success; Twenty One’s operating and financial performance; its ability to drive execute its strategy and drive long-term shareholder value; Twenty One’s strategic priorities on corporate structure and governance, operating businesses, capital markets, mergers and acquisitions and lending and credit; Twenty One's proposed combination with Elektron and the process for execution, timing, terms, or likelihood of completion of any transaction. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause actual future events, results, or achievements to be materially different from the Company's expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Twenty One's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026, and in Twenty One's other filings with the SEC. Forward-looking statements speak only as of the date of this press release, and Twenty One assumes no obligation to update such forward-looking statements, except as required by law.

XXI intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on XXI's website. As a result, XXI encourages investors and others interested to review the information that it posts and to monitor such portions of XXI's website and social media channels on a regular basis, in addition to following XXI's press releases, SEC filings, and public conference calls and webcasts. The contents of XXI's website and social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Media and Investor Contact:

Media Contact:

KCSA Strategic Communications

Kristin Cwalinski

xxi@kcsa.com

Investor Relations:

KCSA Strategic Communications

Jack Perkins

xxi@kcsa.com

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